UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 30, 2023

NexTier Oilfield Solutions Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37988	38-4016639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Rogerdale Rd
Houston,	Texas	77042
(Address of Principal Executive Offices)		(Zip Code)
(713) 325-6000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01, par value	NEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to Vote of Security Holders.

On August 30, 2023, NexTier Oilfield Solutions Inc. (the “Company” or “NexTier”) held a special meeting of the Company’s stockholders in connection with its previously announced merger with Patterson-UTI Energy, Inc. (“Patterson-UTI”). A total of 208,603,449 shares of common stock, or approximately 91.27% of the voting power of the shares entitled to vote at the meeting, were present in person or represented by proxy, constituting a quorum for the transaction of business.

At the NexTier special meeting, NexTier’s stockholders voted on the following three proposals:
1.a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 14, 2023, and amended as of July 27, 2023, by and among Patterson-UTI, the Company, Pecos Merger Sub Inc. and Pecos Second Merger Sub LLC (the “merger proposal”);
2.a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the mergers (the “compensation proposal”); and
3.a proposal to approve the adjournment of the special meeting to solicit additional proxies if there are not sufficient votes at the time of the meeting to adopt the Merger Agreement (the “adjournment proposal”).
For more information about the foregoing proposals, see the definitive joint proxy statement the Company filed with the U.S. Securities and Exchange Commission on July 31, 2023.

The Company’s stockholders approved the merger proposal and the compensation proposal by the following votes:

Proposal	For	Against	Abstain	Broker Non-Votes
Merger Proposal	207,455,941	707,067	320,728	0
Compensation Proposal	204,323,930	3,933,240	226,566	0

Because the Company’s stockholders approved the merger proposal, the vote on the adjournment of the special meeting was not called.

Item 7.01 Regulation FD Disclosure.

On August 30, 2023, NexTier and Patterson-UTI issued a joint press release announcing the results of their respective stockholder meetings. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, shall not otherwise be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of this press release and these slides is not intended to constitute a representation that such information is required by Regulation FD or that the materials they contain include material information that is not otherwise publicly available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Joint Press Release, dated August 30, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Important Additional Information Regarding the Merger of Equals Will Be Filed With the SEC
In connection with the proposed transaction, Patterson-UTI filed with the SEC initially on July 17, 2023 a registration statement on Form S-4 (File No. 333-273295), which includes a joint proxy statement of NexTier and Patterson-UTI that also constitutes a prospectus of Patterson-UTI. On July 31, 2023, Patterson-UTI filed a final prospectus with the SEC, and NexTier filed a definitive joint proxy statement with the SEC, each relating to the proposed transaction. No offering of securities shall be made, except by means of the final prospectus. The definitive joint proxy statement/prospectus was mailed to stockholders of Patterson-UTI and NexTier on or about August 1, 2023. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders can obtain free copies of these documents and other documents containing important information about NexTier and Patterson-UTI once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by NexTier will be available free of charge on NexTier’s website at www.nextierofs.com or by contacting NexTier’s Investor Relations Department by phone at (346) 242-0519. Copies of the documents filed with the SEC by Patterson-UTI will be available free of charge on Patterson-UTI’s website at www.patenergy.com or by contacting Patterson-UTI’s Investor Relations Department by phone at (281) 765-7170.

No Offer or Solicitation
This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTIER OILFIELD SOLUTIONS INC.
Dated: August 30, 2023	/s/ Kevin McDonald
Name: Kevin McDonald
Title: Executive Vice President, Chief Administrative Officer & General Counsel